Exhibit 24.1
                                  ------------


                       HOMESTAR MORTGAGE ACCEPTANCE CORP.

                                POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Peter R. Norden, Marty Levine, Frank Plenskofski, and Jeffrey Pancer as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Homestar Mortgage Acceptance Corp.), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of Homestar Mortgage Acceptance Corp. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



SIGNATURE                  TITLE                                  DATE

                           Director, Chairman of the Board of
/s/ Peter R. Norden        Directors, Chief Executive Officer
------------------------   (Principal Executive Officer) and
Peter R. Norden            President                              July 31, 2003

/s/ Marty Levine
------------------------   Director and Chief Operating
Marty Levine               Officer                                July 31, 2003

                           Director, Vice President and
/s/ Frank Plenskofski      Treasurer (Principal Financial
------------------------   Officer and Principal Accounting
Frank Plenskofski          Officer)                               July 31, 2003